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                                                                EXHIBIT 8(m)(ii)


                  PARTICIPANT ADMINISTRATIVE SERVICES AGREEMENT
                         SHARES OF JANUS ADVISER SERIES
                                   (for Plans)


         This Agreement is made as of _____________, by and between Janus Service Corporation ("Janus Service"), a Colorado corporation, and The Variable Annuity Life Insurance Company (the "Service Provider"), a Texas corporation.


                                    RECITALS

         A. Janus Adviser Series (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 ("1940 Act"), and offers shares in several series, each of which offers an initial class of shares ("Shares").

         B. Janus Service is a registered transfer agent to the Trust.

         C. Service Provider desires to provide recordkeeping and other administrative services to plan participants ("Plan Participants") who purchase Shares through one or more pension or retirement plans ("Plans") that obtain services from Service Provider, and Janus Service desires to engage Service Provider to provide such services, subject to the terms and conditions of this Agreement.

         D. The parties desire that Shares of the series of the Trust listed on Exhibit A ("Funds") be available as investment options for Plan Participants.

                                    AGREEMENT

         1. Order Processing. [SELECT ALTERNATIVE A OR B]

         A. [Janus Service shall accept purchase and redemption orders from the Service Provider in accordance with the terms of the prospectus for the Shares of the Funds.]

         B. [On any business day ("Day One"), the Service Provider may accept orders from Plans for the purchase and redemption of Shares of the Funds. The Service Provider will send such orders to Janus Service prior to 10:00 a.m. EST of the next business day ("Day Two") pursuant to the Trading Requirements listed on Exhibit C. The Funds will execute orders at the net asset values as determined as of the close of trading on Day One, and dividends, if applicable, shall begin to accrue on Day Two, provided that:


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                  (a) Service Provider received such orders prior to the time the net asset values of the Shares of the Funds were priced in accordance with their prospectus on Day One, and

                  (b) Such orders and payment for such orders were received by Janus Service prior to the times set forth in Exhibit C.

         If either of the above conditions is not met, the orders will be executed at the net asset values next in effect after such orders are received and dividends, if applicable, will begin to accrue the day after settlement.

         Payment for net purchases and redemptions will be wired pursuant to the Settlement Requirements outlined in Exhibit C; provided, however, that in the event of extraordinary market conditions affecting such redemption, Janus Service may delay such redemption for up to five business days, or longer to the extent permitted under Section 22(e) of the 1940 Act. Janus Service will provide to the Service Provider closing net asset values, dividends, and capital gains information at the close of trading each business day. Dividends and capital gains distributions shall be reinvested in accordance with the terms of the prospectus.]

         Janus Service will recognize one omnibus account in the Service Provider's name in each of the Funds, and will not maintain separate accounts for individual Plans or Plan Participants. If, however, Service Provider utilizes full functionality on the National Securities Clearing Corporation Fund/SERV system ("Fund/SERV"), Janus Service will accept Plan or Plan Participant level accounts provided that such accounts are established and all trades are processed through Fund/SERV. Service Provider's failure to use Fund/SERV for all processing for Plan or Plan Participant level accounts may result in Janus Service permitting only one omnibus account in the Service Provider's name.

         2. Agency and Indemnification. Janus Service hereby appoints the Service Provider as its agent for the limited purpose of accepting orders for the purchase and redemption of Shares of the Funds by the Service Provider on behalf of each Plan. The Service Provider shall indemnify Janus Service, the Trust, and their affiliates, directors, trustees, employees and shareholders for any loss (including without limitation, litigation costs and expenses and attorneys' and experts' fees) directly resulting from its negligent or willful act, omission or error, or its breach of this Agreement. Such indemnification shall survive termination of the Agreement.

         3. Services to Be Provided. Service Provider shall provide the recordkeeping and other administrative services listed on Exhibit B.

         4. Approval of Informational Materials. No person is authorized to make any representations concerning the Trust, the Funds, the Shares, or Janus Service except those representations contained in the then-current prospectus and statement of additional information for the Shares and in such printed information as Janus Service or the Trust may subsequently prepare. Service Provider shall send all filings with state and federal agencies and marketing materials in which the Trust or the Funds are named to Janus Service for review at least fifteen


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business days prior to its filing or general release. No such materials shall be used if Janus Service reasonably objects to such use.

         5. Maintenance of Records.

                  (a) Service Provider shall maintain and preserve all records as required by law to be maintained and preserved in connection with providing the services indicated on Exhibit B. Upon the reasonable request of Janus Service or the Trust, Service Provider shall provide Janus Service, the Trust or the representative of either, copies of all such records.

                  (b) Service Provider shall maintain and transmit to Janus Service, if specifically required by a particular state, information on sales, redemptions and exchanges of Shares of each Fund by state or jurisdiction of residence of Plan Participants and any other information requested by Janus Service to enable Janus Service or its affiliates to properly register or report the sale of the Shares under the securities, licensing or qualification laws of the various states and jurisdictions. Such information shall be provided in a form mutually agreeable to Janus Service and Service Provider.

         6. Operations of the Funds. Nothing in this Agreement shall in any way limit the authority of the Trust or Janus Service to take such lawful action as either may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of the Shares. The parties acknowledge that nothing in this Agreement shall in any way preclude or prevent the Trust's Board of Trustees from taking any actions deemed necessary by such Trustees in furtherance of their fiduciary duties to the Trust and its shareholders, which, among other things, may include the refusal to sell Shares of any Fund to any person, or to suspend or terminate the offering of the Shares of any Fund, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in light of the Trustees' fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Fund.

         7. Proprietary Rights. Janus Capital Corporation ("Janus Capital") is the sole owner of the name and mark "Janus." Neither the Service Provider, nor its affiliates, employees, or agents shall, without prior written consent of Janus Capital, use the name or mark "Janus" or make representations regarding the Trust, Janus Service, Janus Capital, or their affiliates, or any products or services sponsored, managed, advised, or administered by the Janus Funds, Janus Service, Janus Capital or their affiliates, except those contained in the then current prospectus and the then current printed sales literature for the Shares of the Funds. Upon termination of this Agreement for any reason, the Service Provider shall immediately cease all use of any Janus mark.

         8. Fees. Janus Service shall pay to the Service Provider a monthly fee ("Participant Administration Fee") calculated as follows: the average aggregate amount invested in each month in the Shares of each Fund by Plans whose Plan Participants receive services hereunder by the Service Provider is multiplied by a pro-rata fee factor. The pro-rata fee factor is calculated by: (a) dividing the per annum factor set forth on Exhibit A for the Shares of each Fund by the number of days in the applicable year, and (b) multiplying the result by the actual number of days in the


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applicable month. The average aggregate amount invested over a one-month period shall be computed by totaling the aggregate investment by Plans whose Plan Participants receive services hereunder by the Service Provider (share net asset value multiplied by total number of shares held) on each calendar day during the month and dividing by the total number of calendar days during such month.

                  Janus Service will calculate the fee at the end of each month and will make such reimbursement to the Service Provider. The reimbursement check will be accompanied by a statement showing the calculation of the monthly amounts payable by Janus Service and such other supporting data as may be reasonably requested by the Service Provider.

                  The parties agree that the Participant Administration Fee is for recordkeeping and other administrative services only and does not constitute payment in any manner for investment advisory or distribution services.

         9. Non-Exclusivity. Janus Service, the Trust, Janus Capital, and their affiliates shall not be prohibited from establishing their own retirement plan administration or recordkeeping program or from entering into similar arrangements with other administrative or recordkeeping service providers, and the Service Provider shall not be prohibited from entering into similar agreements and arrangements with other entities.

         10. Representations, Warranties and Agreements. The Service Provider represents, warrants, and covenants that:

                  (a) The Service Provider will comply in all material respects with all applicable laws, rules and regulations;

                  (b) The Service Provider is authorized by the Plans to enter into this Agreement;

                  (c) The Service Provider is registered as a broker and dealer pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and any applicable state securities laws or is not required to be so registered in order to enter into and perform the services set forth in this Agreement;

                  (d) The performance of the duties and obligations and provision of services by Service Provider as described in this Agreement and the receipt of the fee provided in this Agreement will not violate federal or state banking law, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended ("IRC"), federal or state securities laws, or any other applicable law;

                  (e) The fee arrangement under this Agreement will be disclosed to a Plan fiduciary unrelated to the Service Provider, prior to the Service Provider's receipt of fees hereunder;



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                  (f) [SELECT ALTERNATIVE A OR B] A. [Neither the Service
Provider, nor any affiliate, will be a "fiduciary" of the Plans, as such term is defined in Section 3(21) of ERISA and Section 4975 of the IRC. Neither the Service Provider, nor any affiliate, makes investment recommendations to any of the Plans or Plan Participants.] B. [The Service Provider will reduce the fees it charges to the Plans by an amount equal to the fees paid pursuant to this Agreement.] The receipt of the fees described in this Agreement by the Service Provider will not constitute a non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the IRC.

         11. Termination. Either party may terminate this Agreement by providing 60 days' written notice to the other party. In addition, either party may terminate this Agreement immediately if at any time it is determined by any federal or state regulatory authority that compensation to be paid under this Agreement is in violation of or inconsistent with any federal or state law.

         12. Miscellaneous.

                  (a) No modification of any provision of this Agreement will be binding unless in writing and executed by the parties. No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver.

                  (b) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however that neither this Agreement nor any rights, privileges, duties, or obligations of the parties may be assigned by either party without the written consent of the other party or as expressly contemplated by this Agreement.
                  (c) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, exclusive of conflicts of laws.

                  (d) This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

                  (e) All notices and other communications to either Service Provider or Janus Service will be duly given if mailed or faxed to the address set forth below, or to such other address as either party may provide in writing to the other party.


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         If to Janus Service:

         Janus Service Corporation
         100 Fillmore Street
         Denver, Colorado 80206
         Attn:  General Counsel

         If to the Service Provider:


         --------------------------------
         --------------------------------
         --------------------------------
         --------------------------------



JANUS SERVICE CORPORATION
                                             ----------------------------------
                                             (Name of Service Provider)


By:                                          By:
   ----------------------                       -------------------------------
Name:  Bonnie M. Howe                        Name:
     --------------------                         -----------------------------
Title: Vice President                        Title:
      -------------------                          ----------------------------



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           EXHIBIT A TO PARTICIPANT ADMINISTRATIVE SERVICES AGREEMENT



Name of Fund                                       Fee Factor*
------------                                       -----------

All Funds of Janus Adviser Series**                .25%



The Service Provider has no obligation to make available any or all of the Funds of Janus Adviser Series.














*  Shall not exceed 0.25%

** Certain Funds of Janus Adviser Series may become closed to new investors after the date of this Agreement. If a certain Janus Adviser Series Fund closes, such Fund may no longer be available for purchase or may be purchased only under certain restrictions as determined by that Fund and set forth in the Fund's then current prospectus.



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           EXHIBIT B TO PARTICIPANT ADMINISTRATIVE SERVICES AGREEMENT


Service Provider shall, at Service Provider's expense, provide the following services for Plan Participants:

         Receive, aggregate, and process Plan Participant orders;

         Issue confirmations for transactions by Plan Participants;

         Maintain records for Plan Participants, which records shall reflect Shares purchased and redeemed, including the date and price for all transactions, and Share balances;

         Disburse or credit to Plan Participants, and maintain records of, all proceeds of redemptions of Shares and all other distributions not reinvested in Shares;

         Prepare and transmit to Plan Participants, periodic account statements showing the total number of Shares owned by the shareholders as of the statement closing date, purchases and redemptions of Shares by the Plan Participants during the period covered by the statement, and the dividends and other distributions paid to the Plan Participants during the statement period (whether paid in cash or reinvested in Shares);

         Transmit to existing Plan Participants prospectuses, Statements of Additional Information, proxy materials, shareholder reports, and other information provided by Janus Service or the Trust and required to be sent to Plan Participants under applicable law; and

         Other (specify)
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           EXHIBIT C TO PARTICIPANT ADMINISTRATIVE SERVICES AGREEMENT

1. TRADING REQUIREMENTS

         A. All trades must be netted (i.e. one purchase OR redemption per Fund, per account). For example: a purchase for $2,000 and a redemption for $500 should be netted into one purchase for $1,500.

         B. All trades MUST be submitted in dollars. No share trades will be accepted.

         C.       No exchanges will be accepted, sell/buys must be requested.

         D. Electronic or typed trade requests must be received by Janus Service prior to 10:00 a.m. EST.

2.  SETTLEMENT REQUIREMENTS

         A. Service Provider will send Janus Service one combined purchase wire for all purchase orders by 2:00 p.m. EST on Day Two.

         B. Janus Service will send one combined wire for all redemption proceeds by 4:00 p.m. EST on Day Two.




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